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                                                                   Exhibit 3.187

                                STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             HOSPICE OF THE WEST, LP

     The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify a follows:

     1. The name of the limited partnership is: HOSPICE OF THE WEST, LP

     2. The address of its registered office and the name and the address of the registered agent of the limited partnership is:

               NATIONAL REGISTERED AGENTS, INC.
               9 EAST LOOCKERMAN STREET, SUITE 1B
               DOVER, KENT COUNTY, DELAWARE, 19901

     3. The name and mailing address of the sole general partner is:

               Hospice Care of the West, LLC
               27442 Portola Parkway, Suite 200
               Foothill Ranch, CA 92610

     IN WITNESS WHEREOF, the undersigned, being the sole general partner of the limited partnership, has caused this Certificate of Limited Partnership of to be duly executed as of the 5th day of May, 2004.

                                        Hospice Care of the West, LLC
                                        General Partner


                                        By: /s/ Roland Rapp
                                            ------------------------------------
                                            Roland Rapp, Secretary